                                                                    EXHIBIT 4.19

                             FORM OF GLOBAL SECURITY

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

No. R-1                                                  $143,750,000

                                                CUSIP NO. 410768 AE 5

                           HANOVER COMPRESSOR COMPANY

                     4.75% CONVERTIBLE SENIOR NOTE DUE 2014

                  Hanover Compressor Company, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Forty-Three Million Seven Hundred Fifty Thousand Dollars on January 15, 2014, and to pay interest thereon from December 15, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on January 15 and July 15 in each year, commencing July 15, 2004, at the rate of 4.75% per annum, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, which is overdue shall bear interest at the rate of 4.75% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest on Securities in definitive form may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS Whereof, the Company has caused this instrument to be duly executed.

                                         HANOVER COMPRESSOR COMPANY

                                         By:____________________________________
                                            Name:  John E. Jackson
                                            Title: Senior Vice President and
                                                   Chief Financial Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                         WACHOVIA BANK, NATIONAL
                                          ASSOCIATION, as Trustee

                                         By:____________________________________
                                            Authorized Signatory

Dated: December 15, 2003

                           [REVERSE SIDE OF SECURITY]

                     4.75% CONVERTIBLE SENIOR NOTE DUE 2014

1.       Interest

                  Hanover Compressor Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually in cash and in arrears to Holders of record at the close of business on the January 1 and July 1 immediately preceding the Interest Payment Date on January 15 and July 15 of each year, commencing on July 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from December 15, 2003. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 11:00 a.m. (New York City time) on the date on which any principal of or interest on the Securities is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the Interest Payment Date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest on any Security in definitive form by check payable in such money. It may mail an interest check to a Holder's registered address. Upon written application by the Holder of Securities aggregating more than $2.0 million in principal amount to the Paying Agent not later than the relevant record date, the Company will pay interest on such Securities by transfer of immediately available funds to a Dollar account maintained by such Holder with a bank in the United States.

3.       Trustee, Paying Agent, Conversion Agent and Security Registrar

                  Initially, Wachovia Bank, National Association, a national banking association (the "Trustee"), will act as Trustee, Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice to any Holder. The Company may act as Paying Agent, Security Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under the Second Supplemental Indenture dated as of December 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Supplemental Indenture"), between the Company and the Trustee to the Senior Indenture dated as of December 15, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Original Indenture" and, as amended and supplemented by the Supplemental Indenture, the "Indenture"). For the sake of clarity, each reference to the Indenture shall mean the Original Indenture as amended by the Supplemental Indenture, and future amendments and supplements, the provisions of which relate to the Securities and not future issuances of debt securities under the Original Indenture other than these Securities. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior obligations of the Company and are limited to an aggregate principal amount of $143,750,000.

5.       Optional Redemption

                  At any time on or after January 15, 2011 and prior to January 15, 2013, the Company may, at its option, redeem the Securities, in whole at any time or in part from time to time, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to but excluding the Redemption Date, if the Last Reported Sale Price of the Common Stock has exceeded 135% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date on which the Company mails the notice of redemption pursuant to Section 1104 of the Original Indenture.

                  Except as set forth in the previous paragraph, the Securities may not be redeemed at the option of the Company prior to January 15, 2013. On and after January 15, 2013, the Company may, at its option, redeem the Securities, in whole at any time or in part from time to time, on any date prior to the Stated Maturity, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to but excluding Redemption Date.

                  If a Redemption Date is an Interest Payment Date, the semiannual interest on the Securities payable on such Interest Payment Date will be payable to the Holder of record as of the relevant Regular Record Date, and the Redemption Price will not include such interest payment.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change in Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a Repurchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date as provided in, and subject to the terms of, the Indenture.

8.       Conversion

                  A Holder may convert its Securities, at any time following the Issue Date and before the close of business on the Business Day immediately preceding the Stated Maturity, in whole or in part (in a denomination of $1,000 in principal amount or any integral multiple thereof), into shares of Common Stock at the Conversion Rate; provided that in the case of a Security all or part of which has been called for redemption as described in paragraph 5 above or delivered for repurchase pursuant to paragraph 7 above, such conversion right in respect to such Security or portion thereof so called or delivered shall expire at the close of business on the Business Day immediately preceding the Redemption Date or Repurchase Date, as the case may be (unless the Company shall default in the payment of the Redemption Price or Repurchase Price, as applicable, in which case such conversion right shall not terminate at such time).

                  The Conversion Rate is initially equal to 66.6667 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. In addition the Company may increase the Conversion Rate for any period of at least 20 days upon at least 15 days' notice. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

                  If the Company is a party to a consolidation, merger or sale of assets, then at the effective time of such transaction the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another Person.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law. The Security Registrar need not register the transfer of or exchange of any Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities during a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

10.      Persons Deemed Owners

                  The registered holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or Stated Maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article Four of the Supplemental Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or Events of Default or surrender rights and powers conferred on the Company, or to comply with any requirement of the Commission in connection with qualifying the Indenture under the Trust Indenture Act, or to make any other change that does not adversely affect the rights of any Holder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on any Security when due, continued for 30 days, (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Company to comply with its obligations under Section 501 of the Supplemental Indenture, (iv) the failure by the Company
(A) to give away notice required by Section 902 of the Supplemental Indenture,
(B) to make any required Change of Control Payment or (C) to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (v) the failure by the Company or any Subsidiary to pay any indebtedness for money borrowed within any applicable grace period after final maturity or the acceleration of any such indebtedness by the holders thereof because of a default if the total amount of such indebtedness unpaid or accelerated exceeds $20.0 million,

(vi) certain events of bankruptcy, insolvency or reorganization of the Company, a Significant Subsidiary or any group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, or (vii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $20.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default or Event of Default (except a default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interests.

15.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.      Calculations in Respect of the Securities

                  The Company shall be responsible for making all calculations called for under the Securities. These calculations shall include, without limitation, determination of accrued interest payable, the Last Reported Sale Price of Common Stock and the Conversion Price or Rate. The Company shall make such calculations in good faith and, absent manifest error, such calculations shall be final and binding on the Holders. The Company shall provide a schedule of such calculations to the Trustee, Paying Agent and Conversion Agent, who may conclusively rely on such calculations without independent verification. The Trustee will forward such calculations to any Holder upon its request.

17.      No Recourse Against Others

                  A director, officer, employee, incorporator, limited partner, member or stockholder, as such, of the Company shall not have any liability for any obligations of the

Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                         Hanover Compressor Company
                         12001 North Houston Rosslyn
                         Houston, Texas 77086
                         Attention: Treasurer

                                 ASSIGNMENT FORM

       To assign this Security, fill in the form below:

       I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

   and irrevocably appoint ________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________           Your Signature:___________________

Signature Guarantee:_____________________________________
                       (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for, STAMP), pursuant to S.E.C. Rule 17Ad-15.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:

                                                                            Principal Amount of this     Signature of authorized
Date of   Amount of decrease in Principal  Amount of increase in Principal  Global Security following    signatory of Trustee or
Exchange  Amount of this Global Security   Amount of this Global Security   such decrease or increase      Securities Custodian
--------  ------------------------------   ------------------------------   -------------------------    ------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Article Nine of the Supplemental Indenture, check the box:

                                      [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Article Nine of the Supplemental Indenture, state the amount in principal amount (must be integral multiple of $1,000):

                  $-------------------

Date: __________  Your Signature ______________________________________________
                                    (Sign exactly as your name appears on the
                                           other side of the Security)

Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee medallion program as may be approved by the Security Registrar in addition to or substitution for STAMP, pursuant to S.E.C. Rule 17Ad-15.

                                CONVERSION NOTICE

                  To: Hanover Compressor Company

         The undersigned owner of this Security hereby: (i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Hanover Compressor Company in accordance with the terms of the Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

         Dated _________________         _______________________________________
                                             Signature

         Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.

                                                ________________________________
                                                Social Security or other
                                                Taxpayer Identification Number

__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and Zip Code)
(Please print name and address)
                                         Principal amount to be converted:
                                         (if less than all)

                                         $___________________

Signature Guarantee*

___________________
*Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).